Exhibit 28(i)(1)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A of Gabelli NextShares Trust as filed with the Securities and Exchange Commission on or about June 18, 2018.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York
June 18, 2018